COMMON STOCK PURCHASE AGREEMENT

THIS COMMON STOCK PURCHASE AGREEMENT, (this "Agreement") made effective September 30, 2015, by and between Nikolaos Spanos (the "Seller") and Global Arena Holding, Inc. (the "Purchaser"), setting forth the terms and conditions upon which Seller will sell 1,000,000 of the common shares held by the Seller in Blockchain Technologies Corporation ("BTC") to the Purchaser. Seller and the Purchaser may be referred to herein singularly as a "Party" and collectively, as the "Parties".

In consideration of the mutual promises, covenants, and representations contained herein,

THE PARTIES HERETO AGREE AS FOLLOWS:

WITNESSETH:

WHEREAS, Seller wishes to sell 1,000,000 of its BTC common shares to Purchaser, and Purchaser wishes to purchase such Common Shares from Seller. The Common Shares represent 10% of the aggregate issued and outstanding Common Shares of BTC.

NOW THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, the parties herewith agree as follows:

ARTICLE I
SALE OF SECURITIES

1.01 Sale. Subject to the terms and conditions of this Agreement, Seller agrees to sell the Common Shares and the Purchaser agrees to purchase the 1,000,000 Common Shares owned by Seller for One Hundred Twenty Five Thousand Dollars ($125,000), 1,377,398 common shares of Purchaser and 1,993,911 warrants to purchase common shares of Purchaser (the "Total Purchase Price"). The warrants shall be exercisable into common shares of Purchaser at the exercise price of $.10 per common share with an exercise period of three years. The common shares and warrants of Purchaser being issued as part of the Total Purchase Price represent 3% of the aggregate issued and outstanding common shares and warrants of Purchaser at Closing. The common shares, warrants and common shares issuable upon exercise of the warrants have demand registration rights.

1.02 Additional Share Issuance. BTC hereby agrees that, if subsequent to Closing, BTC increases its authorized securities and BTC issues any additional shares (including, but not limited to, all classes of shares, warrants, rights to subscribe for shares and securities convertible into any share class) the Common Shares sold subject to this Common Stock Purchase Agreement shall be adjusted on a full ratchet basis. The adjustment will be made through the issuance of additional common shares to the Purchaser at par value, so that the ownership interest of the Purchaser after the dilutive issuance shall be set equal to the ownership interest that the Purchaser has at Closing.

1.03 Other Items. The Closing will take place contemporaneous with receipt by Seller of the Total Purchase Price. All Common Shares and Documents outlined herein shall be delivered pursuant to the instructions of the Parties.

This Agreement may be terminated unilaterally by Seller if Purchaser has failed to comply with all material terms of this Agreement.

1.04 Original Contract. Except for the changes made herein, the original contact executed between the Purchaser and BTC, attached hereto as Exhibit A (the "Original Contract"), shall remain in full force and effect. The parties acknowledge that the Original Contract shall be extended to December 15, 2015.

1.05 Acknowledgement of Security Interest. The Purchaser and BTC each acknowledge that Robert Hershkowitz and RVH, Inc. have a security interest in BTC (the "Hershkowitz Security Interest") and hold twenty percent (20%) of BTC's equity.

1.06 Purchase of Security Interest. The Purchaser shall purchase the Hershkowitz Security Interest and shall payoff the existing note held by Robert Hershkowitz and RVH, Inc., which currently has an outstanding balance of principal and interest of approximately $110,000.

1.07 Receipt of Shares under the Original Contract. Pursuant to the Original Contract, the Purchaser shall issue to the Seller and the current shareholders representing eighty percent (80%) of the equity interests in BTC (excluding Robert Hershkowitz and RVH, Inc.): (a) shares of the Purchaser's common stock, in an amount equal to one-third (1/3) of the outstanding shares of the Purchaser's common stock; and (b) warrants to purchase shares of the Purchaser's common stock, in an amount equal to one-third (1/3) of the outstanding warrants to purchase shares of the Purchaser's common stock.

Upon the receipt of the Total Purchase Price by Seller, and the receipt of all items outlined below to be provided by Seller, the Closing will take place immediately unless extended by the Parties hereto.

ARTICLE II
REPRESENTATIONS AND WARRANTIES
OF SELLER AND BTC

Seller, in his capacity as an officer and director of BTC represents and warrants to the Purchaser the following:

2.01 Organization. BTC is a New York corporation duly organized, validly existing, and in good standing under the laws of that state, has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business in

the State of New York and elsewhere (if required). All actions taken by the incorporator, or directors of BTC have been valid and in accordance with the laws of the State of New York.

Immediately following the Closing, Seller shall file all required filings, if any, with any state and federal regulators disclosing the acquisition of the Common Shares by the Purchaser and all such additional disclosure as is required to keep Seller in good standing with any and all regulatory bodies having authority.

2.02 Common Shares. The authorized Common Shares of BTC consists of 10,000,000 Common Shares, of which 10,000,000 Common Shares are issued and outstanding. All Common Shares are fully paid and non-assessable, free of liens, encumbrances, options, restrictions and legal or equitable rights of others not a party to this Agreement. At the Closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating BTC to issue or to transfer from treasury any additional Common Shares. None of the outstanding Common Shares of BTC are subject to any restriction agreements. There are approximately 48 shareholders of record of BTC. All of such shareholders have valid title to such Common Shares and acquired their Common Shares in a lawful transaction and in accordance with New York corporate law and the applicable securities laws of the United States.

2.03 Financial Statements. The financial statements provided herewith fairly present the financial condition and operating results of BTC as of the dates, and for the periods, indicated therein. Except as set forth in the financial statements, and as set forth in Paragraph 2.05, BTC has no liabilities (contingent or otherwise). BTC is not a guarantor or indemnitor of any indebtedness of any other person, firm, or corporation.

2.04 Filings with Government Agencies. BTC has made all required filings with the State of New York that might be required, and is current in its filings and reporting to the State of New York.

2.05 Tax Returns. BTC has filed all required tax returns.

2.06 Ability to Carry Out Obligations. Seller has the right, power, and authority to enter into, and perform his obligations under this Agreement. The execution and delivery of this Agreement by Seller and BTC and the performance by Seller of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaws, or other agreement or instrument to which BTC's shareholders or Seller are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would cause BTC (and/or assigns) to be liable to any party, or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of BTC or upon the Common Shares of BTC to be acquired by the Purchaser.

2.07 Compliance with Laws. To the best of knowledge of Seller, BTC has complied in all material respects, with, and is not in violation of any, federal, state, or local statute, law, and/or regulation pertaining. To the best of the knowledge of Seller, BTC has complied with all federal and state securities laws in connection with the offer, sale and distribution of its securities. At the time that BTC sold the Common Shares to Seller, BTC was entitled to use the exemptions provided by the Securities Act of 1933 relative to the sale of its Common Shares. The Common Shares being sold herein are being sold in a transaction between Seller and the Purchaser, and Seller makes no representations as to whether the Common Shares are subject to trading restrictions under the Securities Act of 1933, as amended and rules thereunder.

2.08 Litigation. To the best of the knowledge of Seller, BTC is not a party to any suit, action, arbitration, or legal administrative or other proceeding, or pending governmental investigation. To the best knowledge of Seller, there is no basis for any such action or proceeding and no such action or proceeding is threatened against BTC. BTC is not a party to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

2.09 Conduct of Business. Prior to the Closing, BTC shall conduct its business in the normal course, and shall not (without the prior written approval of Purchaser) (i) sell, pledge, or assign any assets, (ii) amend its Certificate of Incorporation or Bylaws, (iii) declare dividends, redeem or sell stock or other securities (iv) incur any liabilities, except in the normal course of business, (v) acquire or dispose of any assets, enter into any contract, guarantee obligations of any third party, or (vi) enter into any other transaction.

2.10 Corporate Documents. Each of the following documents, which shall be true, complete and correct in all material respects, will be submitted for review prior to the Closing:

(i) Certificate of Incorporation and all amendments thereto;
(ii) Bylaws and all amendments thereto;
(iii) Minutes and Consents of Shareholders;
(iv) Minutes and Consents of the board of directors;
(v) List of officers and directors; and
(vi) Current Shareholder list.

2.11 Closing Documents. All documents pertaining to BTC to be delivered at the Closing shall be valid and in accordance with the laws of New York.

2.12 Title. Seller has good and marketable title to all of the Common Shares being sold to the Purchaser pursuant to this Agreement. The Common Shares will be, at the Closing, free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind, except for restrictions on transfer imposed by federal and state securities laws. None of the Common Shares are or will be subject to

any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to such Common Shares. Except as provided in this Agreement, Seller are not a party to any agreement which offers or grants to any person the right to purchase or acquire any of the Common Shares. There is no applicable local, state or federal law, rule, regulation, or decree which would, as a result of the purchase of the Common Shares by Purchaser (and/or assigns) impair, restrict or delay voting rights with respect to the Common Shares.

2.13 Transfer of Common Shares. Seller will have the responsibility for sending all certificates representing the Common Shares, along with the proper Stock Powers with Signature Guarantees acceptable for delivery to the Purchaser at Closing.

Purchaser shall be responsible for all costs involved in the transfer and obtaining new certificates to the Purchaser.

2.14 Representations. All representations shall be true as of the Closing and all such representations shall survive the Closing.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PURCHASER

The Purchaser represents and warrants to the Seller the following:

3.01 Organization. Purchaser is a Delaware corporation duly organized, validly existing, and in good standing under the laws of that state, has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business in the State of Delaware and elsewhere (if required). All actions taken by the incorporator, or directors of Purchaser have been valid and in accordance with the laws of the State of New York.

Immediately following the Closing, Purchaser shall file all required filings with any state and federal regulators disclosing the acquisition of the Common Shares by the Purchaser and all such additional disclosure as is required to keep Purchaser in good standing with any and all regulatory bodies having authority.

3.02 Common Shares. The authorized Common Shares of Purchaser consists of 100,000,000 Common Shares, of which 45,913,250 Common Shares are issued and outstanding. Additionally, the authorized preferred shares of Purchase consist of 2,000,000 preferred shares, none issued and outstanding. All Common Shares are fully paid and non-assessable, free of liens, encumbrances, options, restrictions and legal or equitable rights of others not a party to this Agreement. At the Closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating Purchaser to issue or to transfer from treasury any additional Common Shares. None of the outstanding Common Shares of Purchaser are

subject to any restriction agreements. There are approximately 344 shareholders of record of Purchaser. All of such shareholders have valid title to such Common Shares and acquired their Common Shares in a lawful transaction and in accordance with New York corporate law and the applicable securities laws of the United States.

3.03 Financial Statements. Purchaser is a reporting company under the Securities Exchange Act of 1934. The financial statements filed in the annual and quarterly reports fairly present the financial condition and operating results of Purchaser as of the dates, and for the periods, indicated therein.

3.04 Filings with Government Agencies. Purchaser has made all required filings with the State of New York and the Securities and Exchange Commission that might be required, and is current in its filings and reporting to those regulatory agencies.

3.05 Tax Returns. Purchaser has filed all required tax returns.

3.06 Ability to Carry Out Obligations. Purchaser has the right, power, and authority to enter into, and perform its obligations under this Agreement. The execution and delivery of this Agreement by Purchaser and the performance by Purchaser of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaws, or other agreement or instrument to which Purchaser's shareholders or Purchaser are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would cause Purchaser (and/or assigns) to be liable to any party, or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of Purchaser or upon the securities of Purchaser to be issued pursuant to this Common Stock Purchase Agreement.

3.07 Compliance with Laws. Purchaser has complied in all material respects, with, and is not in violation of any, federal, state, or local statute, law, and/or regulation pertaining. Purchaser has complied with all federal and state securities laws in connection with the offer, sale and distribution of its securities. The securities being issued as part of the Total Purchase Price shall be issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933. These securities shall be subject to trading restrictions under Rule 144 of the Securities Act of 1933, as amended and rules thereunder.

3.08 Litigation. Other than as disclosed in its SEC filings, the Purchaser is not a party to any suit, action, arbitration, or legal administrative or other proceeding, or pending governmental investigation. Other than as disclosed in its SEC filings, the Purchaser represents that there is no basis for any such action or proceeding and no such action or proceeding is threatened against Purchaser. Other than as disclosed in its SEC filings, Purchaser is not a party to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

3.09 Conduct of Business. Prior to the Closing, Purchaser shall conduct its business in the normal course, and shall not (without the prior written approval of Seller) (i) sell, pledge, or assign any assets, (ii) amend its Certificate of Incorporation or Bylaws, (iii) declare dividends, redeem or sell stock or other securities (iv) incur any liabilities, except in the normal course of business, (v) acquire or dispose of any assets, enter into any contract, guarantee obligations of any third party, or (vi) enter into any other transaction.

3.10 Corporate Documents. Each of the following documents, which shall be true, complete and correct in all material respects, will be submitted for review prior to the Closing:

(i) Certificate of Incorporation and all amendments thereto;
(ii) Bylaws and all amendments thereto;
(iii) Minutes and Consents of Shareholders;
(iv) Minutes and Consents of the board of directors;
(v) List of officers and directors; and
(vi) Current Shareholder list.

3.11 Closing Documents. All documents pertaining to Purchaser to be delivered at the Closing shall be valid and in accordance with the laws of Delaware.

3.12 Issuance of Securities. Purchaser shall be responsible for all costs involved in the issuance of the securities to the Seller.

3.13 Representations. All representations shall be true as of the Closing and all such representations shall survive the Closing.

ARTICLE IV
CLOSING

4.01 Closing. The Closing (the "Closing") of this transaction has been deemed effective as of September 30, 2015 and will physically occur when all of the documents and consideration described herein have been delivered or other arrangements have been made and agreed to by the Parties.

This Agreement can be terminated in the event of any material breach by either party.

4.02 Documents and Payments to be Delivered at Closing. As part of the Closing of the Common Stock purchase, the following documents, in form reasonably acceptable to counsel to the Parties, shall have been delivered to Purchaser at least 24 hours prior to the Closing unless other arrangements are made by all parties:

(a) By Seller:

(i) Certificate or certificates, along with stock powers representing the Common Shares, containing a blank endorsement; and

(ii) such other documents of BTC as may be reasonably required by Purchaser, if available.

(b) By Purchaser:

(i) payment of the Total Purchase Price.

ARTICLE V
INVESTMENTS

The parties represent, warrant and covenant to each other the following:

5.01 Transfer Restrictions. The Parties (and or assigns) agree that the Common Shares being acquired and the securities issued by Purchaser as part of the Total Purchase Price pursuant to this Agreement may be sold, pledged, assigned, hypothecated or otherwise transferred, with or without consideration ("Transfer") only pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), or pursuant to an exemption from registration under the Act.

5.02 Investment Intent. The Parties are acquiring the securities for their own account for investment, and not with a view toward distribution thereof.

5.03 No Advertisement. The Purchaser acknowledges that the Common Shares have been offered to it in direct communication between it and Seller, and not through any advertisement of any kind.

5.04 Knowledge and Experience. Purchaser acknowledges that it has been encouraged to seek its own legal and financial counsel to assist it in evaluating this purchase. The Purchaser acknowledges that it has been given access to all information relating to BTC that it has requested. Purchaser acknowledges that it has sufficient business and financial experience, and knowledge concerning the affairs and conditions of BTC so that it can make a reasoned decision as to the purchase of the Common Shares and is capable of evaluating the merits and risks of this purchase.

5.05 Restrictions on Transferability. The Parties are aware of the restrictions of transferability of the Common Shares and the securities to be issued as part of the Purchase Price and further understands that all of the certificates will bear a legend similar to the following:

(a) THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION PROVIDED IN SECTIONS 4(1) AND

4(2) AND REGULATION D UNDER THE ACT. AS SUCH, THE PURCHASE OF THESE SECURITIES WAS MADE WITH THE INTENT OF INVESTMENT AND NOT WITH A VIEW FOR DISTRIBUTION. THEREFORE, ANY SUBSEQUENT TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN WILL BE UNLAWFUL UNLESS IT IS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

(b) The Parties understand that the Common Shares and/or the securities to be issued as part of the Purchase Price may only be disposed of pursuant to either (i) an effective registration statement under the Act, or (ii) an exemption from the registration requirements of the Act.

(c) BTC and/or Seller has neither filed such a registration statement with the SEC or any state authorities nor agreed to do so, nor contemplates doing so in the future for the Common Shares being purchased, and in the absence of such a registration statement or exemption, the Purchaser may have to hold the Common Shares indefinitely and may be unable to liquidate them in case of an emergency.

5.06 Accredited Investor. The Purchaser is a "sophisticated investor" as defined under the Securities Act of 1933.

5.07 Anti-Money Laundering, Anti-Corruption and Anti-Terrorism Laws. The Purchaser confirms that the funds to be paid as part of the Total Purchase Price will not represent proceeds of crime for the purpose of any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline and the Purchaser is in compliance with, and has not previously violated, the United States of America Patriot Act of 2001, as amended through the date of this Agreement, to the extent applicable to the Purchaser and all other applicable anti- money laundering, anti-corruption and anti-terrorism laws and regulations.

5.08 Representations. All representations shall be true as of the Closing and all such representations shall survive the Closing.

ARTICLE VI
REMEDIES

6.01 Arbitration. Any controversy of claim arising out of, or relating to, this Agreement, or the making, performance, or interpretation thereof, shall be settled by arbitration in Delaware in accordance with the Rules of the U.S. Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy.

6.02 Termination. In addition to any other remedies, Purchaser may terminate this Agreement, if at the Closing, Seller has failed to comply with all material terms of this Agreement, has failed to supply any documents required by this Agreement unless

they do not exist, or has failed to disclose any material facts which could have a substantial effect on any part of this transaction.

6.03 Indemnification. From and after the Closing, the Parties, jointly and severally, agree to indemnify the other against all actual losses, damages and expenses caused by (i) any material breach of this Agreement by them or any material misrepresentation contained herein, or (ii) any misstatement of a material fact or omission to state a material fact required to be stated herein or necessary to make the statements herein not misleading.

6.04 Indemnification Non-Exclusive. The foregoing indemnification provision is in addition to, and not derogation of any statutory, equitable or common law remedy any Party may have for breach of representation, warranty, covenant or agreement.

ARTICLE VII
MISCELLANEOUS

7.01 Captions and Headings. The article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

7.02 No Oral Change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged, orally, but only by an agreement in writing signed by all of the Parties.

7.03 Non Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the Party against whom such waiver is charged; and (i) the failure of any Party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any Party of one breach by another Party shall be construed as a waiver with respect to any other or subsequent breach.

7.04 Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

7.05 Entire Agreement. This Agreement, including any and all attachments hereto, if any, contain the entire Agreement and understanding between the Parties hereto, and supersede all prior agreements and understandings.

7.06 Partial Invalidity. In the event that any condition, covenant, or other provision of this Agreement is held to be invalid or void by any court of competent jurisdiction, it shall be deemed severable from the remainder of this Agreement and shall in no way affect any other condition, covenant or other provision of the Agreement. If such condition, covenant, or other provision is held to be invalid due to its scope or breadth, it is agreed that it shall be deemed to remain valid to the extent permitted by law.

7.07 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures will be acceptable to all Parties.

7.08 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the Party to whom notice is to be given, or on the third day after mailing if mailed to the Party to whom notice is to be given, by first class mail, prepaid registered or certified mail, or on the second day if faxed, and properly addressed or faxed as follows:

If to Seller:

Nikolaos Spanos
Blockchain Technologies Corporation
55 Wall Street, Suite 708
New York, NY 10005
Email: nick@bapple.com

If to the Purchaser:

Global Arena Holdings, Inc.
~~708 Third Avenue~~ 850 3rd Ave, 16th Floor, NY, NY 10022
~~New York, NY 10017~~
Email: jsm959@msn.com or Anthony@globalarenaholding.com

7.10 Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the Parties to this Agreement.

7.11 Effect of Closing. All representations, warranties, covenants, and agreements of the Parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall be true and correct as of the Closing and shall survive the Closing of this Agreement.

7.12 Mutual Cooperation. The Parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to

effect the transaction described herein.

7.13 Governing Law. This Agreement and the rights of the Parties hereunder shall be governed by and construed in accordance with the laws of the State of New York (regardless of its conflict of laws principles), including all matters of construction, validity, performance and enforcement and without giving effect to the principles of conflict of laws.

7.14 Exclusive Jurisdiction and Venue. The Parties agree that the courts of the State of New York shall have sole and exclusive jurisdiction and venue for the resolution of all disputes arising under the terms of this Agreement and the transactions contemplated herein.

7.15 Attorneys Fees. In the event any Party hereto shall commence legal proceedings against the other to enforce the terms hereof, or to declare rights hereunder, as the result of a breach of any covenant or condition of this Agreement, the prevailing Party in any such breach of an covenant or condition of this Agreement, the prevailing Party in any such proceeding shall be entitled to recover from the losing Party its costs of suit, including reasonable attorneys' fees, as may be fixed by the court.

In witness whereof, this Agreement has been duly executed by the Parties hereto as of the date first written above.

Seller:

_______________________ Dated: 9/31/15

Nikolaos Spanos

Purchaser:

Global Arena Holding, Inc.

_______________________ Dated: 9/30/15

John S. Matthews, CEO